Morgan Stanley American Opportunities Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001


Security  Date     Price   Shares %of       Total        Purcha Broker
          of       Of      Purcha Assets    Issued       sed
          Purcha   Shares  sed                           By
          se                                             Fund
Anthem    10/29/   $36.00  374,20 0.022%    $1,728,000,  0.780% Goldma
Inc.      01               0                000                 n
                                                                Sachs
Prudentia 12/18/   $27.50  621,00 0.028%    $3,025,000,  0.565% Goldma
l         01               0                000                 n
Financial                                                       Sachs
Inc.
Raytheon  10/25/   $33.25  709,90 0.040%    $964,250,00  2.448% Credit
Co.       01               0                0                   Suisse
                                                                First
                                                                Boston
XL        11/1/0   $89.00  153,70 0.023%    $712,000,00  1.921% Goldma
Capital   1                0                0                   n
Ltd.                                                            Sachs